UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Hill International, Inc. (the “Company,” “we” or “our”) entered into a Credit Agreement, dated June 30, 2009 (as amended through the Fourth Amendment (as defined below), the “Credit Agreement”), with Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank National Association (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Agent”) (collectively, the Company, the Lenders and the Agent are referred to as the “Parties”).

On May 23, 2013, the Parties entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”), whereby the Parties amended the terms of the Credit Agreement.

Under the terms of the Fourth Amendment, the Parties, agreed, among other things, as follows:

•                  The Company may enter into an agreement with Qatar National Bank (“QNB”) for the issuance of letters of credit (LCs) not to exceed $17,000,000 in the aggregate and be permitted to guarantee any portion or all of the QNB facility;

•                  The Minimum Liquidity Requirement has been waived in connection with the acquisition of
Binnington Copeland and Associates (Pty.) Limited and BCA Training (Pty.) Limited;

•                  LCs available to our foreign subsidiaries who are not loan parties are increased from $4,000,000 to $11,800,000 in the Credit Facility LC sub-limit;

•                  The maximum cash balance permitted as collateral for LCs will be $20,000,000; and

•                  The Company will retain a financial advisor within 30 days after the Fourth Amendment effective date.

The Fourth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein in response to this Item.  The description of the Fourth Amendment in response to this Item is qualified in its entirety by reference to Exhibit 10.1 to this report.

In connection with the Fourth Amendment, the Company paid an amendment fee of $150,000.  The Company also paid approximately $372,000 to the Agent as reimbursement for its out-of-pocket costs incurred in connection with the Fourth Amendment.

Simultaneously with its entry into the Fourth Amendment, the Company entered into a First Amendment to Credit Agreement (the “First Amendment”) dated as of May 23, 2013 among the Company, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Tennenbaum Opportunities Fund VI, LLC (the “Term Loan Lenders”), and Obsidian Agency Services, Inc. (the “Term Loan Agent”), amending its previously disclosed Credit Agreement, dated October 18, 2012 (as amended by the First Amendment, the “Term Loan Agreement”), with the Term Loan Lenders and the Term Loan Agent.  The First Amendment contains terms identical to those of the Fourth Amendment described above.

The First Amendment is filed as Exhibit 10.2 to this report and is incorporated herein in response to this Item.  The description of the First Amendment in response to this Item is qualified in its entirety by reference to Exhibit 10.2 to this report.

Item 8.01 Other Information.

On May 23, 2013, upon completion of the transactions described in Item 1.01 hereof, the Company’s outstanding borrowings under the Credit Agreement amounted to $57,331,570 (including LC obligations of $16,831,569) and total principal repayment obligations under the Term Loan Agreement amounted to $100,000,000.  The Company cannot provide any assurance that it will be in compliance with the covenants and other provisions of the Credit Agreement, the Term Loan Agreement, or the Company’s other credit arrangements in the future or that, if it is not so compliant, the applicable lender(s) would agree to waive such default or to forbear from enforcing their rights against the Company, which would have a material adverse effect on the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                        Fourth Amendment to Credit Agreement, dated as of May 23, 2013, by and among Hill International, Inc., as Borrower, Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank National Association, as Lenders, and Bank of America, N.A., as administrative agent.

10.2                        First Amendment to Credit Agreement, dated as of May 23, 2013, by and among Hill International, Inc. as Borrower, Special Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP and Tennenbaum Opportunities Fund VI, LLC, as Lenders, and Obsidian Agency Services, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

		By:	/s/ John Fanelli III
		Name:	John Fanelli III
Dated:	May 30, 2013	Title:	Senior Vice President and
Chief Financial Officer